AMENDMENT TO FINLEY EMPLOYMENT AGREEMENT


         AMENDMENT TO FINLEY EMPLOYMENT AGREEMENT, dated as of January 29, 1994, between TIMOTHY F. FINLEY ("Executive") and JOS. A. BANK CLOTHIERS, INC. ("Clothiers").

         WHEREAS, Executive, Clothiers and The Finley Group, Inc. ("Finley Group") entered into a Management Agreement dated as of May 10, 1991, under which Finley Group caused Executive to provide certain services to Clothiers (the "Management Agreement"), which agreement was amended by an Amendment dated August 24, 1992, and further amended by an Amendment and Novation Agreement dated as of May 1, 1993, which Amendment and Novation Agreement substituted Executive for Finley Group so that Finley's services are provided directly to Clothiers (the Management Agreement, as so amended, the "Employment Agreement");

         WHEREAS, Executive is currently employed by Clothiers under the Employment Agreement;

         WHEREAS, the Employment Agreement provides, in Section 6 thereof, that the Executive is entitled to receive certain payments upon the occurrence of certain events described in such Section 6;

         WHEREAS, Clothiers proposes to enter into the Merger and Exchange Agreement, of even date herewith, with JAB Holdings, Inc. ("Holdings") and each of the Preferred Shareholders listed therein (the "Merger and Exchange Agreement"), whereby, among other things, Holdings shall be merged (the "Merger") into Clothiers;

         WHEREAS, Executive and Clothiers deem it desirable that, in connection with the Merger, Executive shall surrender his rights under Section 6 of the Employment Agreement, in exchange for shares of common stock of Clothiers ("Common Stock"), upon the terms and conditions of this Amendment;

         WHEREAS, it is condition precedent to the Merger that Executive and Clothiers enter into this Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 6 of the Employment Agreement is deleted in its entirety, and replaced with the following:

                           6.       Issuance of Stock and Option.

                           Concurrently with consummation of the Merger:

                           (a)  Clothiers   shall  issue  to  Executive  210,144
shares of Common Stock (the "Shares"), and shall deliver to Executive a stock certificate, registered in the name of Executive, representing the Shares (net of 72,395 Shares being withheld by Clothiers for payment of related payroll and withholding taxes by Clothiers (the "Withheld Shares"). The surrender of Executive's rights under Section 6 of the Employment Agreement as heretofore in effect, accomplished by the execution of this Amendment, shall constitute full and complete payment for the Shares;

                           (b) Immediately following the issuance of the Shares,
Executive shall sell to Clothiers, and Clothiers shall purchase, 41,061 of the Shares for an aggregate cash purchase price equal to $376,529, and Executive shall deliver to Clothiers the certificate representing the Shares for cancellation of the number of Shares sold to Clothiers pursuant to the provisions of this subparagraph (b) and reissuance of a certificate representing the balance of the Shares;

                           (c) Clothiers will grant to Executive a non-qualified
stock option in form and substance as annexed to this Amendment as an exhibit to purchase the number of Shares sold by Executive to Clothiers pursuant to subparagraph (b) above, plus the number of Withheld Shares.

         2. The second sentence of Section 13 of the Employment Agreement is amended by deleting the portion thereof which reads "Except as provided in
Section 6(e) hereof, neither" and replacing such portion with "Neither".

         3. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       ____________________________
                                       TIMOTHY F. FINLEY


                                       JOS. A. BANK CLOTHIERS, INC.


                                       By:_________________________
                                          Name:
                                          Title: